==================================================================



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                   --------------------------

                            FORM 8-K

            PURSUANT TO SECTION 12, 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 1997

------------------------------------------------------------------

               WALDEN RESIDENTIAL PROPERTIES, INC.
    (Exact name of Registrant as specified in its Charter)

                            MARYLAND
                  (State or other jurisdiction
                of incorporation or organization)

                            1-12592
                    (Commission file number)

                           75-2506197
             (I.R.S. Employer Identification Number)


                       One Lincoln Centre
                   5400 LBJ Freeway, Suite 400
                       Dallas, Texas 75240
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (972) 788-0510




                          Not Applicable
  (Former name or former address, if changed since last report)

==================================================================

<PAGE 1>

               WALDEN RESIDENTIAL PROPERTIES, INC.


Item 2.   Acquisition or Disposition of Assets . . . . . . . .2

Item 7.   Financial Statements and Exhibits

          a.   Financial Statements of Audited Acquisition
                 Properties. . . . . . . . . . . . . . . . . .7

               Drever Partners, Inc. and Affiliates

                    Independent Auditors' Report . . . . . . .8

                    Combined Balance Sheets as of
                      June 30, 1997 (Unaudited) and
                      December 31, 1996 and 1995 . . . . . . .9

                    Combined Statements of Income for the
                      Six Months Ended June 30, 1997 and
                      1996 (Unaudited) and the Years Ended
                      December 31, 1996, 1995 and 1994 . . . .10

                    Combined Statements of Stockholders'
                      Equity for the Six Months Ended
                      June 30, 1997 (Unaudited) and the
                      Years Ended December 31, 1996,
                      1995 and 1994. . . . . . . . . . . . . .11

                    Combined Statements of Cash Flows
                      for the Six Months Ended June 30, 1997
                      and 1996 (Unaudited) and the Years
                      Ended December 31, 1996, 1995 and
                      1994 . . . . . . . . . . . . . . . . . .12

                    Notes to Combined Financial Statements . .13

          b.   Pro Forma Financial Information of
                 Walden Residential Properties, Inc. . . . . .26

               Pro Forma Condensed Combined Balance Sheet
                 as of June 30, 1997 (Unaudited) . . . . . . .28

               Notes to Unaudited Pro Forma Condensed Combined
                 Balance Sheet as of June 30, 1997 . . . . . .29

               Pro Forma Condensed Combined Statement
                 of Income for the Six Months Ended
                 June 30, 1997 (Unaudited) . . . . . . . . . .31

               Pro Forma Condensed Combined Statement
                 of Income for the Year Ended
                 December 31, 1996 (Unaudited) . . . . . . . .32

               Notes to Unaudited Pro Forma Condensed
                 Combined Statements of Income for the
                 Six Months Ended June 30, 1997 and the
                 Year Ended December 31, 1996. . . . . . . . .33

<PAGE 2>

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Acquisitions
     ------------
     On October 1, 1997, Walden Residential Properties, Inc.
(the "Company") acquired the assets and business of Drever Partners, Inc. and Affiliates ("DPI") through an acquisition
(the "Acquisition") pursuant to an Exchange Agreement and a Contribution Agreement each dated as of May 21, 1997 by and between the Company and DPI. Certain aspects of the Acquisition were approved by the stockholders of the Company at a special meeting held on September 29, 1997 and the limited partners of each of the 18 limited partnerships of DPI and DPI's shareholders agreed to the exchange of their partnership interests and shares for Units (as defined below) and cash. The combined company will continue to operate as Walden Residential Properties, Inc.

     DPI is a privately held company based in San Francisco, California and Houston, Texas. DPI owned and managed 79 apartment properties, containing 18,118 apartment units in Texas, Arizona, Georgia, and California.

     The transaction value was $685 million, consisting of $303 million in operating partnership units ("Units") issued by Walden/Drever Operating Partnership ("WDOP") which are convertible, on or after the first anniversary of issuance, into $245 million of Walden Common Stock (10,322,580 shares) and $58 million of preferred stock (2,000,000 shares of 9% Redeemable Preferred Stock) with detachable warrants (6,666,667 Series B Warrants, each of which is exercisable for one-third of on share of Common Stock at $26.875 per share) and $95 million in cash. The balance of the consideration consisted of the assumption of $287 million of mortgage debt. The Company borrowed under its unsecured credit facility for the cash portion of the Acquisition as follows:

     Cash consideration to DPI . . . . . . . . . . . . . . . $85,000,000
     Transaction costs including loan prepayment penalties .   9,300,000
                                                             -----------
     Credit Facility borrowings. . . . . . . . . . . . . . . $94,300,000
                                                             ===========

     At the time of the closing of the Acquisition, none of the shareholders or partners of DPI were affiliated with the Company, any director or officer of the Company or any associate of any such director or officer. The properties were previously operated by DPI as multifamily apartment properties, and it is the intent of the Company to continue to operate the properties as multifamily apartment properties.

     Subsequent to the closing of the Acquisition, the Company utilized an unsecured bridge loan for $110 million and an additional borrowing of $10.1 million on the credit facility to pay off several of the DPI mortgages. The unsecured bridge loan matures November 3, 1997 which can be extended to December 29, 1997 and bears interest at LIBOR plus 1.375% for a total rate of 7.0625% as of October 1, 1997.

<PAGE 3>

                                                                                                            Average Monthly
                                                                                         Occupancy           Rent per Unit
                                                  Number     Year         Average    -------------------   -----------------
                                                    of    Construction   Apt. Size    As of      As of     December   August
Location             Property Name                Units    Completed     (Sq. Ft.)   12/31/96   10/06/97     1996      1997
--------             -------------                -----   ------------   ---------   --------   --------   --------   ------
Atlanta, GA         Saratoga Springs                266       1985           840        98%        94%        605       629
Atlanta, GA         Shannon Chase                   156       1987         1,047        97%        94%        641       669
Atlanta, GA         Villas at Indian Trials         236       1986         1,026        90%        92%        663       677
                                                 ------       ----         -----       ----       ----        ---       ---
  Atlanta Total/Weighted Average                    658       1986           956        95%        93%        634       656
                                                 ------       ----         -----       ----       ----        ---       ---
Austin, TX          Arbors of Wells Branch          212       1986           737        92%        96%        590       548
Austin, TX          Audubon Square                  164       1985           850        91%        93%        609       609
Austin, TX          Lakes of Renaissance            308       1987           698        92%        94%        567       577
Austin, TX          Oakridge                        253       1978           687        96%        96%        551       560
Austin, TX          Polo Club                       304       1986           670        95%        96%        531       530
Austin, TX          Shadow Creek                    420       1982           750        93%        95%        530       531
                                                 ------       ----         -----       ----       ----        ---       ---
  Austin Total/Weighted Average                   1,661       1984           723        93%        95%        556       554
                                                 ------       ----         -----       ----       ----        ---       ---
Corpus Christi, TX  Rafters, The                    250       1984           866        91%        95%        548       559
Corpus Christi, TX  Wharf, The                      250       1984           866        97%        94%        564       589
Corpus Christi, TX  Willowick                       250       1984           866        98%        97%        557       582
                                                 ------       ----         -----       ----       ----        ---       ---
  Corpus Christi Total/Weighted Average             750       1984           866        95%        95%        556       577
                                                 ------       ----         -----       ----       ----        ---       ---
Dallas, TX          Arbor Creek                     280       1984           774        93%        96%        562       584
Dallas, TX          Bent Creek                      326       1980           718        91%        97%        479       490
Dallas, TX          Brittany Park                   217       1978           892        96%        93%        592       616
Dallas, TX          Canyon Ridge                    164       1983           737        99%        96%        540       566
Dallas, TX          Casa Valley                     150       1986           873        93%        91%        675       645
Dallas, TX          Creekwood Village               362       1985           709        95%        92%        503       517
Dallas, TX          La Prada Club                   273       1985           819        95%        95%        575       580
Dallas, TX          Montfort Oaks                   276       1979           781        97%        98%        579       597

<PAGE 4>

Dallas, TX          Shadowridge Village             144       1985           825        95%        94%        606       614
Dallas, TX          Trinity Mills                   208       1982           783        96%        96%        570       603
Dallas, TX          Trinity Oaks                    240       1983           626        96%        95%        518       530
                                                 ------       ----         -----       ----       ----        ---       ---
  Dallas Total/Weighted Average                   2,640       1983           767        95%        95%        553       567
                                                 ------       ----         -----       ----       ----        ---       ---
Houston, TX         Arbor Point                      65       1984           877        98%        95%        607       606
Houston, TX         Ashton Woods                    177       1978           854        96%        98%        468       482
Houston, TX         Aston Brook                     152       1982           785        92%        98%        432       447
Houston, TX         Bar Harbor                      316       1983           662        97%        97%        462       476
Houston, TX         Bayou Oaks                      210       1984           755        93%        96%        445       466
Houston, TX         Brandon Oaks                    196       1984           862        94%        97%        512       529
Houston, TX         Briarcrest                      376       1982           789        95%        93%        469       494
Houston, TX         Brookfield                      250       1984           756        96%        98%        473       485
Houston, TX         Camden Court                    136       1982           766        94%        96%        405       414
Houston, TX         Carriage Hill                   252       1980           960        95%        98%        538       552
Houston, TX         Central Park Condos              93       1985         1,065        95%        90%        670       702
Houston, TX         Central Park Regency            348       1983           917        97%        96%        543       557
Houston, TX         Charleston, The                 312       1981           726        98%        99%        437       450
Houston, TX         Cimarron Park                   162       1984           832        99%        94%        506       536
Houston, TX         Cimarron Parkway                272       1983           876        98%        97%        501       523
Houston, TX         Colony Oaks                     162       1967         1,028        97%        99%        583       590
Houston, TX         Colorado Club                   300       1986           753        95%        95%        513       512
Houston, TX         Enclave, The                    384       1984           859        93%        95%        537       547
Houston, TX         Georgetown                      131       1968         1,648       100%        97%        962       979
Houston, TX         Georgetown II                    25       1968           810       100%       100%        599       597
Houston, TX         Harbor Pointe                   198       1968           903        91%        96%        616       619
Houston, TX         Harpers Mill                    180       1981           796        94%        94%        443       454
Houston, TX         Hidden Lake                     440       1986           724        94%        97%        614       630

<PAGE 5>

Houston, TX         Holiday on Hayes                312       1981           803        96%        98%        509       527
Houston, TX         Hunt Club, The                  204       1984           666        98%       100%        433       446
Houston, TX         Huntley, The                    214       1985           771        92%        95%        603       611
Houston, TX         Live Oak                        162       1978           750        94%        99%        487       501
Houston, TX         Meadows on Memorial              96       1982           999        99%        97%        588       604
Houston, TX         Mill Creek                      174       1982           860        96%        96%        454       472
Houston, TX         Monticello                      244       1983           834        95%        96%        473       490
Houston, TX         Northwoods                      200       1978         1,188       100%        97%        639       659
Houston, TX         One Cypress Landing             464       1979           772        94%        94%        412       432
Houston, TX         One Westfield Lake              246       1984         1,095        95%        97%        596       617
Houston, TX         One Willow Park                 178       1984           787        99%        93%        475       494
Houston, TX         Pathway                         144       1978           969        97%        96%        627       647
Houston, TX         Pine Creek                      216       1980           788        96%        88%        449       471
Houston, TX         Polo Club I                     228       1981           708        90%        97%        404       413
Houston, TX         Polo Club II                    292       1982           737        91%        97%        420       426
Houston, TX         Richmond Green                  224       1980           958        97%        96%        619       632
Houston, TX         Riverwalk                       184       1984           764        95%        94%        491       511
Houston, TX         Silverado                       344       1979           724        98%        97%        485       506
Houston, TX         Stony Creek                     252       1980           771        94%        95%        439       456
Houston, TX         Timbers on Cranbrook            274       1984           755        97%        98%        437       461
Houston, TX         Tranquility Lake                 90       1983           938        91%        97%        689       692
Houston, TX         Willow Chase                    136       1983           766        96%        97%        448       416
Houston, TX         Wimbledon                       161       1978           960        98%        98%        533       556
Houston, TX         Woodborough                     320       1983           696        98%        99%        403       418
Houston, TX         Woodchase                       270       1978           935        98%        94%        571       588
Houston, TX         Woodedge                        126       1982           902        98%        97%        513       523

<PAGE 6>

Houston, TX         Woodlake                        315       1976           770        98%        98%        495       508
                                                 ------       ----         -----       ----       ----        ---       ---
  Houston Total/Weighted Average                 11,207       1981           830        96%        96%        508       522
                                                 ------       ----         -----       ----       ----        ---       ---
  Texas Total/Weighted Average                   16,258       1981           811        95%        96%        521       535
                                                 ------       ----         -----       ----       ----        ---       ---
Phoenix, AZ         Crestwood                       276       1984           541        92%        98%        437       449
Phoenix, AZ         Fairways                        160       1981           739        97%        93%        517       521
Phoenix, AZ         Garden Place                    286       1979           808        97%        94%        546       568
                                                 ------       ----         -----       ----       ----        ---       ---
  Phoenix Total/Weighted Average                    722       1981           691        95%        95%        498       512
                                                 ------       ----         -----       ----       ----        ---       ---
San Diego, CA       Felicita Creek                  136       1987           768        96%        99%        606       628
San Diego, CA       Park Bonita                     184       1984           838        97%        96%        741       769
San Diego, CA       Sun Ridge                       160       1986           843        96%        96%        591       608
                                                 ------       ----         -----       ----       ----        ---       ---
  San Diego Total/Weighted Average                  480       1986           820        96%        97%        643       675
                                                 ------       ----         -----       ----       ----        ---       ---
  Portfolio Total/Weighted Average               18,118       1982           812        95%        96%        524       542
                                                 ======       ====         =====       ====       ====        ===       ===

<PAGE 7>

Item 7a.  Financial statements of Audited Acquisition Properties

<PAGE 8>

                   INDEPENDENT AUDITORS' REPORT

To the Directors, Stockholders and Partners of
Drever Partners, Inc. and Affiliates

     We have audited the accompanying combined balance sheets of Drever Partners, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of operations, partners'/stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the management of Drever Partners, Inc. and affiliates. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Drever Partners, Inc. and affiliates at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE LLP

Dallas, Texas
June 27, 1997
October 1, 1997 as to Note 14
<PAGE 9>

              DREVER PARTNERS, INC. AND AFFILIATES
                    COMBINED BALANCE SHEETS
                     (Dollars in thousands)

                                                                          December 31,
                                                                       ------------------
                                                    June 30, 1997      1996          1995
                                                    -------------      ----          ----
                                                     (Unaudited)
                             ASSETS

Real estate assets, at cost:
  Land . . . . . . . . . . . . . . . . . . . .        $  70,108     $  70,336     $  70,336
  Buildings and improvements . . . . . . . . .          466,413       464,432       452,852
  Less accumulated depreciation. . . . . . . .         (109,649)      (99,260)      (76,812)
                                                      ---------     ---------     ---------
     Total real estate assets. . . . . . . . .          426,872       435,508       446,376
Rent and other receivables . . . . . . . . . .              421           479           326
Receivables from related parties . . . . . . .            3,201         2,957         1,700
Prepaid and other assets . . . . . . . . . . .            1,305           765         3,674
Deferred financing costs, net. . . . . . . . .            3,339         3,741         4,417
Deferred tax asset . . . . . . . . . . . . . .              174           174           268
Cash and cash equivalents. . . . . . . . . . .           11,318        10,866        11,828
Restricted cash. . . . . . . . . . . . . . . .            2,537         4,402         6,549
                                                      ---------     ---------     ---------
  Total assets . . . . . . . . . . . . . . . .        $ 449,167     $ 458,892     $ 475,138
                                                      =========     =========     =========

          LIABILITIES AND PARTNERS'/STOCKHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable . . . . . . . . . . .        $ 287,266     $ 290,854     $ 293,702
  Other long-term debt . . . . . . . . . . . .              626           759         1,469
  Investor notes payable . . . . . . . . . . .            6,336         6,497         6,594
  Accrued real estate taxes. . . . . . . . . .            5,845         9,699         9,365
  Accounts payable . . . . . . . . . . . . . .            2,473         3,481         3,033
  Payable to related parties . . . . . . . . .              318           301           538
  Accrued expenses and other liabilities . . .            8,265         8,056         7,823
                                                      ---------     ---------     ---------
     Total liabilities . . . . . . . . . . . .          311,129       319,647       322,524
                                                      ---------     ---------     ---------
Commitments and contingencies (Note 11)
Partners'/Stockholders' equity:
  Partners' capital. . . . . . . . . . . . . .          182,806       179,559       182,213
  Common stock . . . . . . . . . . . . . . . .               25            25            25
  Treasury stock . . . . . . . . . . . . . . .             (371)         (371)         (371)
  Additional paid-in capital . . . . . . . . .              639           639           639
  Accumulated deficit. . . . . . . . . . . . .          (45,061)      (40,607)      (29,892)
                                                      ---------     ---------     ---------
     Total partners'/stockholders' equity. . .          138,038       139,245       152,614
                                                      ---------     ---------     ---------
Total liabilities and
  partners'/stockholders' equity . . . . . . .        $ 449,167     $ 458,892     $ 475,138
                                                      =========     =========     =========

            See notes to combined financial statements.

<PAGE 10>

               DREVER PARTNERS, INC. AND AFFILIATES
                COMBINED STATEMENTS OF OPERATIONS
                      (Dollars in thousands)

                                             Six Months Ended
                                                 June 30,                 Years Ended December 31,
                                             -----------------         ------------------------------
                                             1997         1996         1996         1995         1994
                                             ----         ----         ----         ----         ----
                                                (Unaudited)
REVENUES
  Rental income. . . . . . . . . . .      $ 54,635     $ 53,007     $107,344     $101,630     $ 84,935
  Other property income. . . . . . .         1,633        1,584        3,259        3,025        2,463
  Construction revenue . . . . . . .                        647          919          308
  Interest income. . . . . . . . . .           229          230          620          979          750
  Other income (expense) . . . . . .          (200)        (178)      (1,092)         508        1,668
                                          --------     --------     --------     --------     --------
     Total revenues. . . . . . . . .        56,297       55,290      111,050      106,450       89,816
                                          --------     --------     --------     --------     --------
EXPENSES:
  Property operating and
    maintenance. . . . . . . . . . .        20,048       19,697       40,682       40,060       33,585
  Real estate taxes. . . . . . . . .         5,780        5,689       11,486       11,051        8,940
  Construction cost of sales . . . .                        652          891          240
  General and administrative . . . .         4,209        4,729        9,343        9,654       10,485
  Interest . . . . . . . . . . . . .        11,060       11,445       22,909       23,412       19,531
  Amortization . . . . . . . . . . .           430          440          888          953          794
  Depreciation . . . . . . . . . . .        11,278       11,461       22,888       21,227       17,050
                                          --------     --------     --------     --------     --------
     Total expenses. . . . . . . . .        52,805       54,113      109,087      106,597       90,385
                                          --------     --------     --------     --------     --------
OPERATING INCOME (LOSS). . . . . . .         3,492        1,177        1,963         (147)        (569)
  Gain (loss) on disposition of
    property . . . . . . . . . . . .          (170)         --           --           (90)         156
  Loss on debt forgiveness . . . . .                                                 (455)
                                          --------     --------     --------     --------     --------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM AND
  INCOME TAXES . . . . . . . . . . .         3,322        1,177        1,963         (692)        (413)
INCOME TAXES . . . . . . . . . . . .          (322)        (243)        (647)        (487)        (373)
                                          --------     --------     --------     --------     --------
INCOME(LOSS) BEFORE
  EXTRAORDINARY ITEM . . . . . . . .         3,000          934        1,316       (1,179)        (786)
  Extraordinary gain (loss) on
    debt extinguishment. . . . . . .           --            71          348          --          (735)
                                          --------     --------     --------     --------     --------
NET INCOME (LOSS). . . . . . . . . .      $  3,000     $  1,005     $  1,664     $ (1,179)    $ (1,521)
                                          ========     ========     ========     ========     ========

           See notes to combined financial statements.

<PAGE 11>

                           DREVER PARTNERS, INC. AND AFFILIATES
                  COMBINED STATEMENTS OF PARTNERS'/STOCKHOLDERS' EQUITY
                       SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                    AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                     (In thousands)

                                                                                                                Total
                                                           Common Stock             Additional                 Partners'/
                                               Partners'  --------------  Treasury   Paid-In    Accumulated  Stockholders'
                                                Capital   Shares  Amount   Stock     Capital      Deficit       Equity
                                               ---------  ------  ------  --------  ----------  -----------  -------------
Partners'/stockholders' equity at
  January 1, 1994. . . . . . . . . . . .       $ 102,232  15,000  $   15   $  (41)   $   607     $(10,688)     $ 92,125
  Net income (loss). . . . . . . . . . .           7,671                                           (9,192)       (1,521)
  Contributions. . . . . . . . . . . . .          80,323                                                         80,323
  Distributions. . . . . . . . . . . . .         (14,646)                                                       (14,646)
  Purchase of treasury stock . . . . . .                                     (330)                                 (330)
                                               ---------  ------  ------   ------    -------     --------      --------
Partners'/stockholders' equity at
  December 31, 1994. . . . . . . . . . .         175,580  15,000      15     (371)       607      (19,880)      155,951
  Net income (loss). . . . . . . . . . .           8,833                                          (10,012)       (1,179)
  Contributions. . . . . . . . . . . . .          12,304                                                         12,304
  Distributions. . . . . . . . . . . . .         (14,504)                                                       (14,504)
  Common stock issued. . . . . . . . . .                  10,000      10                  32                         42
                                               ---------  ------  ------   ------    -------     --------      --------
Partners'/stockholders' equity at
  December 31, 1995. . . . . . . . . . .         182,213  25,000      25     (371)       639      (29,892)      152,614
  Net income (loss). . . . . . . . . . .          12,379                                          (10,715)        1,664
  Distributions. . . . . . . . . . . . .         (15,228)                                                       (15,228)
  Contributions. . . . . . . . . . . . .             195                                                            195
                                               ---------  ------  ------   ------    -------     --------      --------
Partners'/stockholders' equity at
  December 31, 1996. . . . . . . . . . .         179,559  25,000      25     (371)       639      (40,607)      139,245
  Net income (loss) (unaudited). . . . .           7,454                                           (4,454)        3,000
  Distributions (unaudited). . . . . . .          (4,207)                                                        (4,207)
                                               ---------  ------  ------   ------    -------     --------      --------
Partners'/stockholders' equity at
  June 30, 1997 (unaudited). . . . . . .       $(182,806) 25,000  $   25   $ (371)   $   639     $(45,061)     $138,038
                                               =========  ======  ======   ======    =======     ========      ========

                        See notes to combined financial statements.

<PAGE 12>

               DREVER PARTNERS, INC. AND AFFILIATES
                COMBINED STATEMENTS OF CASH FLOWS
                      (Dollars in thousands)

                                            Six Months Ended
                                                June 30,            Years Ended December 31,
                                            ----------------      ----------------------------
                                            1997       1996       1996       1995         1994
                                            ----       ----       ----       ----         ----
                                               (Unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss). . . . . . . . .      $ 3,000    $ 1,005    $ 1,664    $(1,179)   $  (1,521)
  Adjustments to reconcile net
    income (loss) to net cash
    provided by operating activities:
     Depreciation and amortization         11,708     11,901     23,776     22,180       17,844
     (Gain)/loss on disposition of
       real property . . . . . . . .          170                               90         (156)
     Extraordinary (gain) loss on
       debt extinguishment . . . . .                     (71)      (348)       455          735
     Deferred income tax . . . . . .                                 94        756         (423)
     Net effect of changes in
       operating accounts:
       Restricted cash . . . . . . .        1,865      3,230      2,147      1,366         (654)
       Other assets. . . . . . . . .         (598)     1,090      2,469     (6,723)         702
       Receivables . . . . . . . . .           58       (303)      (153)       118          632
       Receivables from related
         parties . . . . . . . . . .         (244)       219     (1,257)     1,445          214
       Accrued real estate taxes . .       (3,854)    (3,846)       334      1,620        3,372
       Accounts payable. . . . . . .       (1,008)      (795)       448        (58)         340
       Payables to related parties .           17          9       (237)    (1,038)           4
       Other liabilities . . . . . .          209      1,498        233       (226)       1,204
                                          -------    -------    -------    -------     --------
          Net cash provided by
            operating activities . .       11,323     13,937     29,170     18,806       22,293
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of real estate assets . .                                       (20,257)    (113,056)
  Real estate asset additions. . . .       (4,105)    (6,264)   (11,580)   (21,851)     (19,494)
  Proceeds from disposition of
    real property                                                              110       1,485
                                          -------    -------    -------    -------    ---------
     Net cash used in investing
       activities. . . . . . . . . .       (4,105)    (6,264)   (11,580)   (41,998)    (131,065)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Contributions received . . . . . .                     195        195     12,304       80,323
  Distributions paid to partners . .       (4,207)    (6,108)   (15,228)   (14,504)     (14,646)
  Common stock issued. . . . . . . .                                            42
  Proceeds from mortgage notes
    payable. . . . . . . . . . . . .                  21,380     39,080     17,389      163,127
  Payment of mortgage notes payable.                 (20,700)   (36,978)                (98,181)
  Principal reductions of debt . . .       (2,237)    (2,511)    (4,380)    (4,000)      (2,713)
  Payment of financing costs . . . .          (28)       (75)      (434)    (1,266)      (3,179)
  Payment of investor notes. . . . .         (161)       (97)       (97)      (120)        (737)
  Payment of other long-term debt. .         (133)      (664)      (710)      (948)        (160)
     Net cash (used in) provided by
       financing activities. . . . .       (6,766)    (8,580)   (18,552)     8,897      123,834
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS. . . . .          452       (907)      (962)   (14,295)      15,062
CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD. . . . . . . .       10,866     11,828     11,828     26,123       11,061
                                          -------    -------    -------    -------    ---------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD. . . . . . . . . . .      $11,318    $10,921    $10,866    $11,828    $  26,123
                                          =======    =======    =======    =======    =========
SUPPLEMENTAL DISCLOSURES
  OF CASH FLOW INFORMATION:
  Cash paid for interest . . . . . .      $11,051    $11,414    $22,318    $22,861    $  18,021
                                          =======    =======    =======    =======    =========
  Income taxes paid. . . . . . . . .      $   325    $   376    $   391    $   655    $     165
                                          =======    =======    =======    =======    =========
SUPPLEMENTAL NON CASH
  FINANCING ACTIVITIES:
  Obligation incurred for treasury
    stock. . . . . . . . . . . . . .      $   --     $   --     $   --     $   --     $     330
                                          =======    =======    =======    =======    =========
  Debt assumed by purchaser of
    property . . . . . . . . . . . .      $ 1,351    $   --     $   --     $   --     $     --
                                          =======    =======    =======    =======    =========

           See notes to combined financial statements.

<PAGE 13>

               DREVER PARTNERS, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS
     Six Months Ended June 30, 1997 and 1996 (Unaudited), and
           Years Ended December 31, 1996, 1995 and 1994

1.   BASIS OF PRESENTATION AND ORGANIZATION

     Drever Partners, Inc. and affiliates (collectively "Drever") consists of Drever Partners, Inc. and its majority owned subsidiaries Concierge Management Corporation ("CMC"), Drever Construction Corporation, Inc. ("DCC"), Concierge Realty & Finance Corporation ("CRFC"), Drever McIntosh & Co. ("DM & Co.") (collectively "DPI"), two affiliated corporations, 18 limited partnerships (collectively the "Partnerships" or individually the "Partnership") and an affiliated entity, which collectively owned and operated 79 multifamily apartment properties (the "Properties") as of June 30, 1997, 80 properties as of December 31, 1996 and 1995, and 79 properties as of December 31, 1994. CMC serves as the property management company for the Properties, DCC performs construction and maintenance services, CRFC assists in real estate acquisitions and financings and DM & Co. performs asset management services for certain of the Partnerships.

     Drever Partners, Inc. is the general partner in each of the Partnerships except for Apartment Opportunity Fund, L.P. ("AOF") and Apartment Opportunity Fund II, L.P. ("AOFII"). AOF, Inc. is an affiliate of DPI and the general partner of AOF Newgen, L.P., which is, in turn, the general partner of AOF. AOFII, Inc. is an affiliate of DPI and the general partner of AOFII.

     Drever owns properties in Texas, Arizona, California and Georgia consisting of 18,118 apartment units.

     On May 21, 1997, Drever entered into a definitive agreement with Walden Residential Properties, Inc. ("Walden") which, if consummated, will result in the combination of Walden, DPI and the Partnerships. The transaction value is approximately $670 million, consisting of $295 million in operating partnership units to be issued by Walden Drever Operating Partnership ("WDOP") which are convertible into $240 million in Walden Common Stock (10,322,580 shares) and $55 million in preferred stock (2,000,000 shares of 9% Redeemable Preferred Stock) with detachable warrants (6,666,667 Series B Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share) and $85 million in cash. The balance of the consideration consists of the assumption of approximately $290 million of mortgage debt. Pursuant to the agreement, Walden will offer to acquire the partnership interest of each limited partner in exchange for that portion of the transaction consideration which would have been allocable to such partner under the applicable partnership agreement assuming that the transaction had been structured as a sale of the Partnerships' underlying assets. The transaction is contingent upon limited partners owning more than 50% of the total limited partner interests in AOF and AOF II accepting their respective exchange offers. The transaction also requires the majority consent of the Walden common shareholders.

<PAGE 14>

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION -- The accompanying combined financial statements include the consolidated accounts of DPI; AOF, Inc.; AOFII, Inc.; the accounts of the Partnerships; and the affiliated entity, since DPI or one of its affiliates is the general partner of the Partnerships and consequently controls and manages their operations. All material inter-entity transactions and balances are eliminated in the combination.

     INCOME RECOGNITION -- Rental, interest and other income are recorded using the accrual method of accounting as earned.

     PROPERTY CONCENTRATION -- As of December 31, 1996, Drever owned 80 multifamily properties in four states, with 90% of its apartment units located in Texas and 10% located in Arizona, Georgia and California. Of the total units owned, 11,207 units, or 62%, are located in the Houston area. Apartment units are leased to residents on terms of one year or less, with monthly rental payments due in advance. In management's opinion, due to the number of residents and the type of markets in which the properties operate and the collection terms, there is not a significant concentration of credit risk.

     CASH AND CASH EQUIVALENTS -- All cash and investments in money market accounts, excluding restricted cash, that have a maturity of three months or less at the time of purchase are considered to be cash and cash equivalents.

     RESTRICTED CASH -- Restricted cash consists of security deposits and escrow deposits held by lenders for the payment of property taxes, insurance and replacement reserves. Restricted cash is invested primarily in short-term securities.

     Also included in restricted cash are amounts held in trust for non-combined affiliated entities of Drever Partners, Inc. Such amounts represent cash of affiliated entities of Drever Partners, Inc. which has been put under the care and control of Drever Partners, Inc. A reserve has been established in an amount equal to the cash balances held in trust and is included in accounts and notes payable to related parties in the accompanying financial statements.

     REAL ESTATE ASSETS AND DEPRECIATION -- Expenditures directly related to the acquisitions and improvement of real estate assets are capitalized at cost as land, buildings and improvements. Drever capitalizes the cost of appliances, carpets, major exterior painting, roof replacement and expenditures for other major property improvements, as well as rehabilitation costs incurred for properties acquired.

     Depreciation is computed on a straight-line basis over the estimated useful lives of 30 years for buildings and five, ten or 15 years for personal property.

<PAGE 15>

     In March 1995, Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," was issued. Drever adopted SFAS No. 121 in 1995. Drever's management routinely reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on Drever's policy for reviewing impairment of long-lived assets, there was no adjustment necessary for impairment of properties during the three-year period ended December 31, 1996.

     DEFERRED FINANCING COSTS AND AMORTIZATION -- Legal fees and other costs associated with obtaining financing have been capitalized and are being amortized over the terms of the related debt. Financing costs were reported net of amortization of $2,998,000, $2,568,000, and $2,107,000 as of June 30, 1997, and
December 31, 1996 and 1995, respectively.

     EARNINGS PER SHARE -- The accompanying combined financial statements do not include disclosures of earnings per share as Drever Partners, Inc. and affiliates represent privately held corporate entities and partnerships for which this disclosure would be meaningless.

     INCOME TAXES -- DPI, AOF, Inc. and AOFII, Inc. elected to be taxed as C Corporations under the Internal Revenue Code and account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method of accounting for income taxes. Deferred taxes are recorded based on the difference between the financial statement and income tax bases of assets and liabilities. A valuation allowance is recognized for deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized.

     No provision for income taxes has been made in the accompanying combined financial statements for the combined operations of the Partnerships because these taxes are the responsibility of the individual partners.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses during the reporting period. Actual results may differ from such estimates.

     ENVIRONMENTAL REMEDIATION COSTS -- Drever accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. Drever's management is not aware of any environmental remediation obligations which would materially affect the operations, financial position or cash flows of the combined entity.

<PAGE 16>

     INTERIM FINANCIAL DATA -- In the opinion of management, the accompanying unaudited combined financial statements contain all the adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the combined entity as of June 30, 1997 and 1996, and the results of their operations and changes in their financial position for the six months ended June 30, 1997 and 1996.

3.   ACQUISITIONS AND DISPOSITIONS

     ACQUISITIONS -- During 1995, the Partnerships acquired two apartment properties containing 484 units for a cost of $20,257,000 located in San Diego, California and Houston, Texas. During 1994, the Partnerships acquired 18 apartment properties containing 4,492 units for a cost of $113,056,000. These properties are located in Houston, Dallas, Austin and Corpus Christi, Texas; San Diego, California; and Atlanta, Georgia. No properties were acquired during 1996.

     The acquisitions were accounted for by the purchase method of accounting and the accompanying combined financial statements reflect the results of operations of the acquired properties since the date of purchase.

     DISPOSITIONS -- During 1994, a Partnership disposed of one apartment property containing 326 units for $1,536,000, less closing costs. In connection with this disposition, the Partnership recorded a gain on the sale of property of $156,000. During 1995, a Partnership sold land adjacent to one of its apartment properties due to condemnation. In connection with this disposition, the Partnership recorded a loss on sale of $90,000. No real estate asset dispositions occurred during 1996.

     In April 1997, a Partnership disposed of one apartment property having 72 units. In connection with this disposition, the buyer assumed the mortgage notes on the property of $1,351,000 and the Partnership recorded a net loss on the sale of property of $170,000.

<PAGE 17>

4.   REAL ESTATE ASSETS

     Changes in real estate assets and related accumulated depreciation for the years ended December 31, 1996, 1995 and 1994, and the six-month period ended June 30, 1997, are as follows:

Real estate assets:
  Balance at January 1, 1994 . . . . . . . . . . . . . . . . .   $350,074,000
  Purchase of real estate assets . . . . . . . . . . . . . . .    113,056,000
  Sale of real estate assets . . . . . . . . . . . . . . . . .     (1,344,000)
  Fixed asset additions. . . . . . . . . . . . . . . . . . . .     19,494,000
                                                                 ------------
  Balance at December 31, 1994 . . . . . . . . . . . . . . . .    481,280,000
  Purchase of real estate assets . . . . . . . . . . . . . . .     20,257,000
  Sale of real estate assets . . . . . . . . . . . . . . . . .       (200,000)
  Fixed asset additions. . . . . . . . . . . . . . . . . . . .     21,851,000
                                                                 ------------
  Balance at December 31, 1995 . . . . . . . . . . . . . . . .    523,188,000
  Fixed asset additions. . . . . . . . . . . . . . . . . . . .     11,580,000
                                                                 ------------
  Balance at December 31, 1996 . . . . . . . . . . . . . . . .    534,768,000
  Fixed asset additions (unaudited). . . . . . . . . . . . . .      4,105,000
  Sale of real estate assets (unaudited) . . . . . . . . . . .     (2,352,000)
                                                                 ------------
  Balance at June 30, 1997 (unaudited) . . . . . . . . . . . .   $536,521,000
                                                                 ============
Accumulated depreciation:
  Balance at January 1, 1994 . . . . . . . . . . . . . . . . .   $ 39,348,000
  Depreciation expense . . . . . . . . . . . . . . . . . . . .     16,776,000
  Write-off related to real estate assets sold . . . . . . . .        (15,000)
                                                                 ------------
  Balance at December 31, 1994 . . . . . . . . . . . . . . . .     56,109,000
  Depreciation expense . . . . . . . . . . . . . . . . . . . .     20,703,000
                                                                 ------------
  Balance at December 31, 1995 . . . . . . . . . . . . . . . .     76,812,000
  Depreciation expense . . . . . . . . . . . . . . . . . . . .     22,448,000
                                                                 ------------
  Balance at December 31, 1996 . . . . . . . . . . . . . . . .     99,260,000
  Depreciation expense (unaudited) . . . . . . . . . . . . . .     11,220,000
  Write-off related to real estate assets sold (unaudited) . .       (831,000)
                                                                 ------------
  Balance at June 30, 1997 (unaudited) . . . . . . . . . . . .   $109,649,000
                                                                 ============
<PAGE 18>

5.   ACCRUED EXPENSES AND OTHER LIABILITIES

     Included in accrued expenses and other liabilities at June 30, 1997, and December 31, 1996 and 1995, are the following:

                                                             December 31,
                                                          ------------------
                                        June 30, 1997     1996          1995
                                        -------------     ----          ----
                                         (Unaudited)

Security deposits . . . . . . . . . .    $3,804,000    $3,782,000    $3,649,000
Accrued interest. . . . . . . . . . .     1,694,000     1,685,000     1,915,000
Other accrued liabilities . . . . . .     2,306,000     1,657,000     1,526,000
Self-insurance reserve. . . . . . . .           --        468,000       336,000
Federal income taxes payable. . . . .       461,000       464,000       397,000
                                         ----------    ----------    ----------
                                         $8,265,000    $8,056,000    $7,823,000
                                         ==========    ==========    ==========

     Other accrued liabilities include construction advances, net over billings for construction services, and other miscellaneous operational accruals for DPI and the Partnerships.

     SELF INSURANCE RESERVE -- During 1996, 1995 and 1994, Drever maintained a self-insurance program for that portion of employee health care and Texas workers' compensation costs which are not covered by insurance contracts. The self-insurance reserve represents Drever's estimated liability for workers' compensation and health benefits claims, including those that have been incurred but not yet reported. The amounts are based on actuarially determined estimates.

     Beginning January 1, 1997, all of Drever's employees became covered under a standard workers' compensation insurance contract. Any claims incurred after January 1, 1997, will be covered under the new policy. Existing claims for injuries prior to January 1, 1997, will be covered under the self-insurance program.

<PAGE 19>

6.   Mortgage Notes Payable and Other Long Term Debt

     Mortgage notes payable consist of the following:

                                        As of December 31, 1996              Principal Balance as of
                                      ----------------------------    ----------------------------------
                                         Weighted      Weighted          December 31,           June 30,
                                         Average     Average Years    ------------------        --------
                                      Interest Rate   to Maturity     1996          1995          1997
                                      -------------  -------------    ----          ----          ----
                                                                                               (Unaudited)
Fixed rate conventional mortgage notes
  payable, bearing interest at rates
  ranging from 6.95% to 9.63% per annum,
  maturing at various dates from August
  1998 through February 2007. . . . . . .  7.43%       4.2 years  $242,580,000  $244,630,000  $240,513,000

Variable rate conventional mortgage
  notes payable, bearing interest at
  rates ranging from LIBOR plus 1.75% to
  prime plus 1.50% per annum, maturing
  at various dates from August 1997
  through November 2026 . . . . . . . . .  8.08%       5.4 years    48,274,000    49,072,000    46,753,000
                                           -----       ---------  ------------  ------------  ------------
Total/weighted average. . . . . . . . . .  7.55%       4.3 years  $290,854,000  $293,702,000  $287,266,000
                                           =====       =========  ============  ============  ============

     At June 30, 1997 and December 31, 1996 and 1995, all of
Drever's real estate assets were collateral for the various mortgage loans which are nonrecourse to the partners.

     Drever Partners, Inc. has guaranteed the payment of $17,750,000 of the Partnerships' mortgage notes as of December 31, 1996 and June 30, 1997.

     OTHER LONG-TERM DEBT -- In September 1994, CMC received $700,000 under a promissory note which was principally used to finance computer conversions and expansions. The note is secured by certain computer equipment and is guaranteed by Drever Partners, Inc. The note bears interest at the lenders prime rate. At June 30, 1997, and December 31, 1996 and 1995, the outstanding amount due under the note was $81,000, $162,000 and $599,000, respectively. The balance of the note is due December 1997.

     At June 30, 1997, and December 31, 1996 and 1995, DPI has additional notes due to other third parties. These notes are non-interest-bearing and are due on various dates in 1997 ($140,000) and 1998 ($40,000). The balance of these notes at June 30, 1997, and December 31, 1996 and 1995, were $130,000, $180,000 and $12,000, respectively.

     In February 1994, AOF II, Inc. entered into a $383,000 note agreement with an investor in AOF II. The note bears interest at 9% with monthly payments of interest only. The outstanding principal and unpaid interest is due in November 2003. The outstanding amount due under this note at June 30, 1997, and December 31, 1996 and 1995, was $295,000.

<PAGE 20>

     At December 31, 1995, Drever Partners, Inc. had a $440,000 note with a lending institution. Such note bears interest at the bank's prime rate and matured in September 1996.

     Drever Partners, Inc. has a note payable with a lending institution which bears interest at 11.5% and matures in January 2010. The outstanding balance at June 30, 1997, and December 31, 1996 and 1995, was $120,000, $122,000 and $123,000, respectively.

     PRINCIPAL DEBT MATURITIES -- Principal debt maturities, including balloon payments, for the next five years are as follows:

                                  June 30, 1997
                                   (Unaudited)           December 31, 1996
                               --------------------     --------------------
                               Mortgage     Other       Mortgage     Other
                                 Notes    Long-Term       Notes    Long-Term
                                Payable      Debt        Payable      Debt
                              ----------  ---------     --------   ---------

1997 . . . . . . . . . .    $  6,279,000   $173,000   $  8,516,000  $306,000
1998 . . . . . . . . . .      23,149,000     45,000     24,500,000    45,000
1999 . . . . . . . . . .      12,801,000      5,000     12,801,000     5,000
2000 . . . . . . . . . .      76,428,000      6,000     76,428,000     6,000
2001 . . . . . . . . . .     145,762,000      7,000    145,762,000     7,000
Thereafter . . . . . . .      22,847,000    390,000     22,847,000   390,000
                            ------------   --------   ------------  --------
  Total. . . . . . . . .    $287,266,000   $626,000   $290,854,000  $759,000

     EXTRAORDINARY ITEMS -- During 1996, Drever refinanced approximately $36,978,000 of mortgage loans prior to maturity, which resulted in an aggregate extraordinary gain of $348,000. During 1994, Drever refinanced $98,181,000 of mortgage loans prior to maturity which resulted in an aggregate extraordinary loss of $735,000.

7.   INVESTOR NOTES

     Investor notes represent amounts due to investors by the Partnerships. Investor notes bear interest at various rates ranging between 9.5% and 10% and mature at various dates ranging from December 1997 ($304,000) through December 1998 ($2,141,000).
Interest only payments are due monthly with the principal due in full upon maturity. The balance of these notes at June 30, 1997, and December 31, 1996 and 1995, was $2,336,000, $2,445,000 and
$2,366,000, respectively.

     Also included in investor notes is the outstanding principal and accrued interest due under a note between Houston Portfolio
Joint Venture II ("HPJVII"), a Partnership, and an investor, which was executed in February 1990. The note bears base interest at 5% and will earn additional interest equal to approximately 25% of the respective Partnership's profits realized upon sale of its properties. All base interest, unpaid principal and additional interest is due upon disposition of the Partnership's assets or in February 2002. The outstanding amount due under this note at June 30,

<PAGE 21>

1997, and December 31, 1996 and 1995, was $4,000,000,
$4,052,000 and $4,131,000, respectively, including all unpaid interest. The note is convertible into partners' capital at the option of the investor or HPJVII upon the satisfaction of certain conditions precedent as specified in the note agreement.

8.   PARTNERS'/STOCKHOLDERS' EQUITY

     PARTNERS' CAPITAL -- Each of the Partnerships were formed under the provisions of a partnership agreement (collectively, the "Agreements"). Pursuant to the Agreements, initial contributions were made by each of the partners. A capital account is maintained for each partner in which their account is increased with the initial and any subsequent contributions and income from operations and decreased for any distributions and losses from operations. During the years ended December 31, 1996, 1995 and 1994, distributions to limited partners were $15,168,000, $14,504,000 and $14,646,000, respectively. Distributions to the general partner were $20,000 and $60,000 for the six month period ended June 30, 1997 and year ended December 31, 1996, respectively. No distributions were made to the general partner with respect to its carried interest during the years ended December 31, 1995 and 1994. During the six-month period ended June 30, 1997, distributions to limited partners were $4,187,000. Contributions to the partnerships for the years ended December 31, 1996, 1995 and 1994, were $195,000, $12,304,000 and $80,323,000. No contributions were received during the six-month period ended June 30, 1997.

     Each partner's capital account is increased for their allocated share of net income of the partnership and decreased for their allocated share of net losses. Net income and losses are allocated to each partner based on their ownership interest in the partnership. However, no losses are allocated to the limited partners once their capital account is zero. Limited partners' unallocated losses are allocated to the general partner.

     STOCKHOLDERS' EQUITY -- Drever Partners, Inc. has 5,000 shares of no par value stock authorized and issued and 4,050 shares outstanding at June 30, 1997, and December 31, 1996 and 1995. CMC, DCC and CRFC each have 1,000 shares of $1 par value stock authorized, issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. DM & Co. has 2,500 shares of no class, no par value stock authorized and 100 shares issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. Drever Partners, Inc. owns 100% of DCC and DM & Co., 95% of CRFC and 90% of CMC outstanding stock. The remaining shares are held by officers of the entities. During the six-month period ended June 30, 1997 and the three-year period ended December 31, 1996, no dividends were declared or paid by Drever Partners, Inc., DCC, CMC or CRFC. As of June 30, 1997, a sale of Drever Partners, Inc.'s investment in DM
& Co. to a third party is pending, which is expected to be completed in the third quarter of 1997.

<PAGE 22>

     AOF, Inc. and AOFII, Inc. each have 10,000 shares of $1 par value stock authorized, issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. During the three-year period ended December 31, 1996, and the six-month period ended June 30, 1997, no dividends were declared or paid by AOF, Inc. and AOFII, Inc.

9.   FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The following disclosure of estimated fair value of financial instruments was determined by Drever using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

     Cash and cash equivalents, receivables (including receivables from related parties), accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value.

     The fixed rate mortgage notes payable of $242,580,000 and $244,630,000 as of December 31, 1996 and 1995, respectively, have a fair value which approximates the book value as estimated based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of the respective year end.

     The fair value estimates presented herein are based on information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

10.  PROVISION FOR INCOME TAXES

     The provision for income taxes for DPI consists of the following for the six-month periods ended June 30, 1997 and 1996, and the years ended December 31, 1996, 1995 and 1994:

                                            June 30,                     December 31,
                                        ----------------         ----------------------------
                                        1997        1996         1996        1995        1994
                                        ----        ----         ----        ----        ----
                                           (Unaudited)
Current. . . . . . . . . . . . .      $322,000    $243,000     $553,000   $(269,000)  $ 796,000
Deferred . . . . . . . . . . . .           --          --        94,000     756,000    (423,000)
                                      --------    --------     --------   ---------   ---------
                                      $322,000    $243,000     $647,000   $ 487,000   $ 373,000
                                      ========    ========     ========   =========   =========

<PAGE 23>

     DPI's effective tax rate differs from the federal statutory rate of 34% in 1997, 1996, 1995 and 1994 primarily due to nondeductible meals and entertainment, penalties and state income taxes.

     Deferred taxes result primarily from temporary differences in the recognition of bad debt expense, self-insurance reserves, depreciation and accrual versus cash accounting between reporting for income tax and financial statement purposes.

     The tax effects of items that gave rise to significant portions of the deferred tax accounts are as follows:

                                                              December 31,
                                                           ------------------
                                        June 30, 1997      1996          1995
                                        -------------      ----          ----
                                         (Unaudited)

Deferred tax assets:
  Fixed asset depreciable basis
  adjustment. . . . . . . . . . . . . .   $ 172,000     $ 172,000     $ 156,000
  Accruals not deductible until paid. .     178,000       178,000       308,000
  Bad debt allowance. . . . . . . . . .     180,000       180,000       180,000
  Other . . . . . . . . . . . . . . . .      79,000        79,000        59,000
                                          ---------     ---------     ---------
                                            609,000       609,000       703,000
Deferred tax liability -- Partnership
  tax basis adjustment. . . . . . . . .    (435,000)     (435,000)     (435,000)
                                          ---------     ---------     ---------
                                          $ 174,000     $ 174,000     $ 268,000
                                          =========     =========     =========

     Management believes that DPI has the ability to utilize its deferred tax assets by applying them against taxable income to be generated in future years. Accordingly, no valuation allowance for deferred tax assets has been recorded for 1997, 1996 or 1995.

11.  COMMITMENTS AND CONTINGENCIES

     Drever is the lessee under various noncancelable operating leases for its principal office facilities and other equipment leases. Minimum annual lease payments required under these operating leases at December 31, 1996, are as follows:

1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  841,000
1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      511,000
1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      439,000
2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      226,000
                                                                   ----------
  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $2,017,000
                                                                   ==========

<PAGE 24>

     Rent expense for the years ended December 31, 1996, 1995 and 1994, and the six-month periods ended June 30, 1997 and 1996, was $954,000, $1,091,000, $1,089,000, $529,000 and $501,000,
respectively.

     As part of a written Stock Purchase Agreement, Drever Partners, Inc. has the obligation to acquire 500 shares of common stock held by a former officer of Drever Partners, Inc. The purchase price is to be the fair market value of such shares as of May 1, 1994, as determined by a court-appointed appraiser. Contemporaneous to the May 1, 1994 valuation date, management ordered an independent appraisal to provide management with an estimate of its obligation to acquire such shares. The independent appraisal resulted in a $322,000 fair market value for the shares as of May 1, 1994. Drever Partners, Inc. has recorded this estimate for the obligation, which is included in accrued expenses and other liabilities in the accompanying combined financial statements.

     Drever is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of such matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of Drever.

12.  RELATED PARTY TRANSACTIONS

     PAYABLES TO RELATED PARTIES -- Payable to related parties represents amounts held in trust at December 31, 1996 ($325,000), and June 30, 1997 ($56,000), for non-combined affiliated entities of Drever Partners, Inc. Such amounts represent cash of affiliated entities of Drever Partners, Inc. which has been put under the care and control of the Company. The cash amounts are recorded in restricted cash in the accompanying financial statements.

     The remaining balance of payable to related parties represents miscellaneous amounts due to non-combined affiliated entities.

     RECEIVABLES FROM RELATED PARTIES -- Drever Partners, Inc. has notes receivable from Tassajara Shopping Center Associates, a Non-combined affiliate of DPI, which bear interest at the lesser of 10% or prime plus 2%. The notes mature in March 1998 ($170,000) and July 1998 ($625,000). The outstanding balance for these notes at June 30, 1997, and December 31, 1996 and 1995, was $542,000,
$795,000 and $263,000, respectively. Included in receivables from related parties is accrued interest on the notes of $15,000, $21,000 and $8,000 at June 30, 1997, and December 31, 1996 and
1995, respectively Also included in receivables from related parties are notes from officers of Drever Partners, Inc. and individual investors in affiliated partnerships. Officer notes bear interest at the lesser of 8% or the prime rate and are due upon liquidation of certain Partnerships. The balance of the officer notes at June 30, 1997, and December 31, 1996 and 1995, were
$474,000, $368,000 and $181,000, respectively, including accrued interest. The individual investor notes bear interest at 9%, are secured by limited partnership interests in Las Positas Land

<PAGE 25>

Partners, LP, a non-combined affiliate, and mature upon the sale of the assets of Las Positas Land Partners, LP. The balance of the individual investor notes at June 30, 1997, and December 31, 1996 and 1995, was $74,000 $73,000 and $66,000, respectively, including accrued interest.

     The remaining balance of receivables from related parties represents miscellaneous receivables, including employee advances and receivables from non-combined affiliated entities.

     During 1995, Drever Partners, Inc. forgave certain debt due from officers resulting in a loss of $455,000.

13.  EMPLOYEE BENEFIT PLANS

     401(k) PLAN -- Drever Partners, Inc. adopted a 401(k) Plan (the "Plan") for its employees and the employees of DPI. The Plan is a voluntary defined contribution plan. Employees are eligible to participate in the Plan following the completion of six months of service and the attainment of 18 years of age. Each participant may make contributions into the Plan in the form of a salary deferral of up to 20% of their annual salary (not to exceed $9,500 and $9,240 for 1996 and 1995, respectively). DPI contributes up to 10% of the employee's salary deferral up to a maximum of $120 per year in the form of a matching contribution. DPI also has the option to make additional discretionary contributions. A participant's salary deferral contribution is 100% vested at all times. Prior to January 1, 1995, a participant vested immediately in the DPI matching contribution. Subsequent to January 1, 1995, a participant vested in the DPI matching contribution after five years of service. DPI matching contributions for the years ended December 31, 1996, 1995 and 1994, were $20,000, $19,000 and $12,000, respectively. Matching contributions for the six-month periods ended June 30, 1997 and 1996, were $12,000 and $10,000, respectively.

14.  SUBSEQUENT EVENTS

     On October 1, 1997, the assets and business of Drever
Partners, Inc. and Affiliates ("DPI"), were acquired by Walden through an acquisition pursuant to an Exchange Agreement and a Contribution agreement each dated as of May 21, 1997 by and between Walden and DPI as described in Note 1. Certain aspects of the Acquisition were approved by the stockholders of Walden at a special meeting held September 29, 1997 and the limited partners of each of the 18 limited partnerships of DPI and DPI's shareholders agreed to the exchange of their partnership interests and shares for Units (as defined below) and cash.

     The transaction value was $685 million, consisting of $303 million in operating partnership units ("Units") issued by Walden/Drever Operating Partnership ("WDOP") which are convertible, on or after the first anniversary of issuance, into $245 million of Walden Common Stock (10,322,580 shares) and $58 million of preferred stock (2,000,000 shares of 9% Redeemable Preferred Stock) with detachable warrants (6,666,667 Series B Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share) and $95 million in cash. The balance of the consideration consisted of the assumption of $287 million of mortgage debt.

<PAGE 26>

Item 7 (b).    Pro Forma Financial Information

     The following Unaudited Pro Forma Condensed Combined Financial Statements include (i) the historical results of the Company, which should be read in conjunction with the combined financial statements of the Company and its "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A2, and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and (ii) the Combined Financial Statements of DPI, which consist of Drever Partners, Inc., four majority owned subsidiaries (including Drever McIntosh, Inc.), two affiliated corporations (AOF and AOF II), one affiliated entity and the 18 Partnerships, which should be read in conjunction with the combined financial statements of DPI included herein. The acquisition of DPI is recorded in accordance with the purchase method of accounting pursuant to Accounting Standards Board Opinion No. 16. It is assumed the combined entity, consisting of the Company and DPI, qualifies as a REIT with a taxable management company subsidiary. It is also assumed that the combined entities will have no Federal income tax liability for the periods presented. The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the Company's financial position or results of operations would have been had the Acquisition occurred on the pro forma dates. Such financial statements also do not purport to represent the future financial position or results of operations of the Company.

     The purchase is being recorded based upon the cash and fair value of consideration given in the Acquisition. The fair values assigned to the Units are based upon the market price of the Common Stock ($23.75), the Company's 9.20% Senior Preferred Stock ($25.00) and the Company's Series A Warrants ($1.25) for five days prior and subsequent to the public announcement of the Acquisition. No assurance can be given that the market price of the Common Units, Preferred Units and the Warrants is or will be equal to such assigned values. The combined pro forma adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur. However, management does not expect any changes in the purchase price or allocation of such purchase price to be significant.

     The Unaudited Pro Forma Condensed Combined Statement of Income of the Company for the year ended December 31, 1996 is based upon the audited statements of income of the Company and DPI for the year ended December 31, 1996, adjusted to reflect as of January 1, 1996: (i) the purchase by the Company of 24 properties for $232.4 million, including the value of 44,379 convertible equity securities, (ii) the sale by the Company of three properties, (iii) the issuance by the Company of 1.8 million shares of Series A and Series B Convertible Redeemable Preferred Stock having net proceeds of $43.5 million, (iv) the issuance by the Company of 2,917,650 shares of Common Stock having net proceeds of $61.1 million, (v) the issuance by the Company of 4.0 million shares of 9.20% Senior Preferred Stock, including the Series A Warrants having net proceeds of $95.3 million, (vi) the additional borrowings by the Company required to complete the purchase of 24 properties, (vii) the effects of accounting for the purchase of DPI, and (viii) the subsequent borrowing on the bridge loan and credit facility to pay off certain DPI mortgages.

<PAGE 27>

     The Unaudited Pro Forma Condensed Combined Statement of Income of the Company for the six months ended June 30, 1997 is based upon the unaudited statements of operations of the Company and DPI for the six months ended June 30, 1997, adjusted to reflect as of January 1, 1997: (i) the purchase by the Company of eight properties for $53.4 million, including the value of 44,379 convertible equity securities, (ii) the additional borrowings by the Company required to complete the purchase of eight properties,
(iii) the effects of accounting for the purchase of DPI, and (iv) the subsequent borrowing on the bridge loan and credit facility to pay off certain DPI mortgages.

<PAGE 28>

               WALDEN RESIDENTIAL PROPERTIES, INC.
            PRO FORMA CONDENSED COMBINED BALANCE SHEET
                          June 30, 1997
                           (Unaudited)
                          (In thousands)

                                                                                Pro Forma         Combined
                                              The Company        DPI          Transaction          Entity
                                               Historical   Historical (a)   Adjustments (b)      Pro Forma
                                              -----------   --------------   ---------------      ---------
ASSETS
  Real estate assets -- net. . . . . . .        $697,502       $426,872         $ 258,188  (c)    $1,382,562
  Other assets . . . . . . . . . . . . .          11,167          8,440            (3,317) (d)        16,290
  Cash and cash equivalents. . . . . . .           5,818         11,318            (1,913) (d)        15,223
  Restricted cash. . . . . . . . . . . .           8,640          2,537               --              11,177
                                                --------       --------         ---------         ----------
     Total assets. . . . . . . . . . . .        $723,127       $449,167         $ 252,958         $1,425,252
                                                ========       ========         =========         ==========
LIABILITIES
  Mortgage notes payable . . . . . . . .        $257,252       $287,266         $(120,070) (e)    $  424,448
  Credit facility. . . . . . . . . . . .          29,350            --            104,370  (f)       133,720
  Bridge loan. . . . . . . . . . . . . .             --             --            110,000  (g)       110,000
  Other liabilities. . . . . . . . . . .          18,984         23,863            (6,798) (d)        36,049
                                                --------       --------         ---------         ----------
     Total liabilities . . . . . . . . .         305,586        311,129            87,502            704,217
                                                --------       --------         ---------         ----------
STOCKHOLDERS' EQUITY
  Common convertible equity securities .           1,049            --            245,161  (h)       246,210
  Preferred convertible equity
    securities . . . . . . . . . . . . .          14,887            --             58,333  (h)        73,220
  Common stock . . . . . . . . . . . . .             177            --                --                 177
  Preferred stock. . . . . . . . . . . .              58            --                --                  58
  Additional paid in capital . . . . . .         451,517            --                --             451,517
  Partners'/stockholders' equity . . . .             --         138,038          (138,038) (h)           --
  Notes receivable from Company
    officers . . . . . . . . . . . . . .          (5,263)           --                --              (5,263)
  Deferred compensation on restricted
    stock. . . . . . . . . . . . . . . .          (2,463)           --                --              (2,463)
  Distributions in excess of net income.         (42,421)           --                --             (42,421)
                                                --------       --------         ---------         ----------
     Total stockholders' equity. . . . .         417,541        138,038           165,456            721,035
                                                --------       --------         ---------         ----------
     Total liabilities and stockholders'
       equity. . . . . . . . . . . . . .        $723,127       $449,167         $ 252,958         $1,425,252
                                                ========       ========         =========         ==========

                     See accompanying notes.

<PAGE 29>

               WALDEN RESIDENTIAL PROPERTIES, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          BALANCE SHEET
                          June 30, 1997
    (In thousands, except property and per share information)

     (a) Represents the condensed combined balance sheet of the DPI included herein.

     (b) Represents adjustments to record the acquisition of DPI in accordance with purchase accounting, assuming a market value of $23.75 per Common Unit, which is exchangeable for one share of Common Stock ("Common Convertible Equity Securities"), and a market value of $29.17 per Preferred Unit exchangeable for one share of Redeemable Preferred Stock and 3 1/3 Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share ("Preferred Convertible Equity Securities"), as follows:

  Issuance of 10,323 Common Convertible Equity Securities  . . .   $245,161
  Issuance of 2,000 Preferred Convertible Equity Securities. . .     58,333
  Cash consideration to DPI. . . . . . . . . . . . . . . . . . .     85,000
  Assumption of the Partnerships' mortgage indebtedness
    (approximates fair value). . . . . . . . . . . . . . . . . .    287,266
  Transaction costs. . . . . . . . . . . . . . . . . . . . . . .      9,300
                                                                   --------
  Purchase price -- real estate assets . . . . . . . . . . . . .   $685,060
                                                                   ========

     The following is a calculation of the estimated fees and other expenses related to the Acquisition:

  Advisory fees (fairness opinion) . . . . . . . . . . . . . . .   $  1,400
  Legal and accounting fees. . . . . . . . . . . . . . . . . . .      1,300
  Loan transfer fees and costs . . . . . . . . . . . . . . . . .      5,700
  Due diligence. . . . . . . . . . . . . . . . . . . . . . . . .        600
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        300
                                                                   --------
  Transaction costs. . . . . . . . . . . . . . . . . . . . . . .   $  9,300
                                                                   ========

     (c) The increase of $258,188 in the book value of DPI's real estate assets is based upon the purchase price adjusted to eliminate the historical basis and related accumulated depreciation as follows:

  Purchase price . . . . . . . . . . . . . . . . . . . . . . . .   $685,060
  Less: Historical basis of DPI's real estate assets . . . . . .   (536,521)
  Plus: Historical accumulated depreciation of DPI's
    real estate assets . . . . . . . . . . . . . . . . . . . . .    109,649
                                                                   --------
  Pro forma real estate assets adjustment. . . . . . . . . . . .   $258,188
                                                                   ========

<PAGE 30>

               WALDEN RESIDENTIAL PROPERTIES, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                   BALANCE SHEET - (Continued)
                          June 30, 1997
    (In thousands, except property and per share information)

     (d) Represents the excess cash in the cash reserves necessary to provide payment of certain liabilities of DPI per the exchange and contribution agreement.

                                                 DPI            DPI
                                             Historical     Adjustments     Pro Forma
                                             ----------     -----------     ---------
          Other assets assumed . . . . . .    $  8,440        $(3,317) (i)   $  5,123
          Cash and cash equivalents. . . .      11,318            --           11,318
          Restricted cash. . . . . . . . .       2,537            --            2,537
          Other liabilities assumed. . . .     (23,863)         6,798  (ii)   (17,065)
                                                                             --------
          Pro forma cash adjustment. . . .                                   $  1,913
                                                                             ========

          (i) To adjust the historical basis of DPI's other assets to eliminate deferred financing costs, deferred tax asset and the other assets of Drever McIntosh which was eliminated in connection with the acquisition of DPI.

          (ii) To adjust the Federal income taxes and investor notes payable, which was eliminated in connection with the acquisition of DPI.

     (e) Represents DPI mortgage loans paid off subsuequent to the Acquisition as follows:

          Bridge loan. . . . . . . . . . . . . . . . . . . . .     $110,000
          Credit facility borrowing. . . . . . . . . . . . . .       10,070
                                                                   --------
             Total reduction . . . . . . . . . . . . . . . . .     $120,070
                                                                   ========

     (f) Represents borrowings under the Company's unsecured credit facility as follows:

          Cash consideration to DPI. . . . . . . . . . . . . .     $ 85,000
          DPI indebtedness paid off subsequent to Acquisition.       10,070
          Transaction costs. . . . . . . . . . . . . . . . . .        9,300
                                                                   --------
          Pro forma credit facility adjustment . . . . . . . .     $104,370
                                                                   ========

     (g) Represents borrowings on the unsecured 90-day bridge loan used to pay off certain DPI mortgages.

     (h) To reflect the issuance of 10,323 Common Convertible Equity Securities at a price of $23.75 per security and 2,000 Preferred Convertible Equity Securities at a price of $29.17 per security (see note (b)), and to eliminate partners'/stockholders' equity of DPI.

<PAGE 31>

                            WALDEN RESIDENTIAL PROPERTIES, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          For the Six Months Ended June 30, 1997
                                        (Unaudited)
                       (In thousands, except per share information)

                                                            The Company                                                 Combined
                                              ----------------------------------------                     Pro Forma     Entity
                                                              Pro Forma                       DPI         Transaction      Pro
                                              Historical   Adjustments (a)   Pro Forma   Historical (b)   Adjustments     Forma
                                              ----------   ---------------   ---------   --------------   -----------   --------
REVENUES
  Rental income. . . . . . . . . . .            $64,587        $ 3,034        $67,621      $ 54,635       $   (90) (c)   $122,166
  Other property income. . . . . . .              2,605            109          2,714         1,633            (1) (c)      4,346
  Interest income. . . . . . . . . .                849           (311)           538           229           --              767
  Other income (expense) . . . . . .                --             --             --           (200)          538  (d)        338
                                                -------        -------        -------      --------       -------        --------
     Total revenues. . . . . . . . .             68,041          2,832         70,873        56,297           447         127,617
                                                -------        -------        -------      --------       -------        --------
EXPENSES (k)
  Property operating and
    maintenance. . . . . . . . . . .             22,013          1,005         23,018        20,048           (55) (c)     43,011
  Real estate taxes. . . . . . . . .              6,561            346          6,907         5,780           --           12,687
  General and administrative . . . .              3,394            --           3,394         4,209           --            7,603
  Interest . . . . . . . . . . . . .             10,121            665         10,786        11,060         2,834  (c,e)   24,680
  Financing costs and amortization .                411            --             411           430          (430) (f)        411
  Depreciation . . . . . . . . . . .             13,121            528         13,649        11,278           860  (c,g)   25,787
                                                -------        -------        -------      --------       -------        --------
     Total expenses. . . . . . . . .             55,621          2,544         58,165        52,805         3,209         114,179
                                                -------        -------        -------      --------       -------        --------
Operating income . . . . . . . . . .             12,420            288         12,708         3,492        (2,762)         13,438
Gain (loss) on disposition of real
  property . . . . . . . . . . . . .                --             --             --           (170)          170  (c)        --
                                                -------        -------        -------      --------       -------        --------
Income before income taxes and
  preferred distributions. . . . . .             12,420            288         12,708         3,322        (2,592)         13,438
Income taxes . . . . . . . . . . . .                --             --             --           (322)          322  (h)        --
Preferred distributions. . . . . . .             (7,419)           --          (7,419)          --         (2,250) (i)     (9,669)
                                                -------        -------        -------      --------       -------        --------
Net income available to common
  stockholders . . . . . . . . . . .            $ 5,001        $   288        $ 5,289      $  3,000       $(4,520)       $  3,769
                                                =======        =======        =======      ========       =======        ========
Net income available to common
  stockholders per share . . . . . .            $  0.29                       $  0.30                                    $   0.14
                                                =======                       =======                                    ========
Distributions per share of
  common stock . . . . . . . . . . .            $ 0.965                       $ 0.965                                    $  0.965
                                                =======                       =======                                    ========
Weighted average shares of common
  stock outstanding. . . . . . . . .             17,346             45         17,391                      10,323  (j)     27,714
                                                =======        =======        =======                     =======        ========

                     See accompanying notes.

<PAGE 32>

                            WALDEN RESIDENTIAL PROPERTIES, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                           For the Year Ended December 31, 1996
                                        (Unaudited)
                       (In thousands, except per share information)

                                                            The Company                                                 Combined
                                              ----------------------------------------                     Pro Forma     Entity
                                                              Pro Forma                      DPI          Transaction      Pro
                                              Historical   Adjustments (a)   Pro Forma   Historical (b)   Adjustments     Forma
                                              ----------   ---------------   ---------   --------------   -----------   --------
REVENUES
  Rental income. . . . . . . . . . .           $105,602        $ 27,974       $133,576      $107,344      $  (498) (c)  $240,422
  Other property income. . . . . . .              3,873             876          4,749         3,259          (16) (c)     7,992
  Construction revenues. . . . . . .                --              --             --            919          --             919
  Interest income. . . . . . . . . .              1,433            (349)         1,084           620          --           1,704
  Other income (expense) . . . . . .                263             --             263        (1,092)       2,628  (d)     1,799
                                               --------        --------       --------      --------      -------       --------
     Total revenues. . . . . . . . .            111,171          28,501        139,672       111,050        2,114        252,836
                                               --------        --------       --------      --------      -------       --------
EXPENSES (k)
  Property operating and maintenance             37,521          10,028         47,549        40,682         (310) (c)    87,921
  Real estate taxes. . . . . . . . .             10,039           2,794         12,833        11,486          (33)        24,286
  Construction cost of sales . . . .                --              --             --            891          --             891
  General and administrative . . . .              5,124             --           5,124         9,343          --          14,467
  Interest . . . . . . . . . . . . .             20,573             857         21,430        22,909        4,527  (c,e)  48,866
  Financing costs and amortization .                916             (94)           822           888         (888) (f)       822
  Depreciation . . . . . . . . . . .             19,810           7,488         27,298        22,888        1,388  (c,g)  51,574
                                               --------        --------       --------      --------      -------       --------
     Total expenses. . . . . . . . .             93,983          21,073        115,056       109,087        4,684        228,827
                                               --------        --------       --------      --------      -------       --------
Operating income . . . . . . . . . .             17,188           7,428         24,616         1,963       (2,570)        24,009
Gain (loss) on disposition of real
  property . . . . . . . . . . . . .              1,934             --           1,934           --           --   (c)     1,934
                                               --------        --------       --------      --------      -------       --------
Income before income taxes and
  preferred distributions. . . . . .             19,122           7,428         26,550         1,963       (2,570)        25,943
Income taxes . . . . . . . . . . . .                --              --             --           (647)         647  (h)       --
Preferred distributions. . . . . . .             (4,092)        (10,909)       (15,001)          --        (4,500) (i)   (19,501)
                                               --------        --------       --------      --------      -------       --------
Net income available to common
  stockholders . . . . . . . . . . .           $ 15,030        $ (3,481)      $ 11,549      $  1,316      $(6,423)      $  6,442
                                               ========        ========       ========      ========      =======       ========
Net income available to common
  stockholders per share . . . . . .           $   1.02                       $   0.68                                  $   0.24
                                               ========                       ========                                  ========
Distributions per share of
  common stock . . . . . . . . . . .           $   1.86                       $   1.86                                  $   1.86
                                               ========                       ========                                  ========
Weighted average shares of common
  stock outstanding. . . . . . . . .             14,720           2,365         17,085                     10,323  (j)    27,408
                                               ========        ========       ========                    =======       ========

                                  See accompanying notes.

<PAGE 33>

               WALDEN RESIDENTIAL PROPERTIES, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       STATEMENT OF INCOME
              For the Six Months Ended June 30, 1997
               and the Year Ended December 31, 1996
           (In thousands, except property information)

     (a) The pro forma adjustments for the six months ended June 30, 1997, reflect as of January 1, 1997: (i) the operations of eight apartment properties acquired by the Company in 1997, and
(ii) the reduction in interest income and increase in interest expense related to the acquisitions by the Company.

     The pro forma adjustments for the year ended December 31, 1996, reflect as of January 1, 1996: (i) the operations of 24 apartment properties acquired by the Company in 1996 and 1997, (ii) the sale by the Company of three apartment properties, (iii) the issuance by the Company of 1,800 shares of Series A and Series B Convertible Redeemable Preferred Stock, (iv) the issuance by the Company of 2,918 shares of Common Stock, (v) the issuance by the Company of 4,000 shares of Senior Preferred Stock, and (vi) the reduction in interest income and increase in interest expense related to the acquisitions by the Company.

     (b) Represents the condensed combined statement of operations of the DPI included herein.

     (c)  Represents the elimination of the operations of One
Stanford Court, a 72-unit apartment property sold by Drever in April 1997.

     (d) Represents the elimination of Drever McIntosh, which was sold prior to closing the Acquisition.

     (e) Represents interest expense on $104,370 borrowed under the Company's variable rate credit facility to complete the Acquisition and interest expense and fees on the $110,000 bridge loan used to pay off several of the DPI mortgage balances subsequent to the Acquisition. Interest expense was reduced to reflect the DPI mortgage balances that were paid off subsequent to the Acquisition. The weighted average combined interest rate on the credit facility and bridge loan were 6.96% and 6.83% for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

     (f) Represents an adjustment to the amortization of deferred financing costs associated with the Partnerships' mortgage indebtedness, which was eliminated in connection with the acquisition of DPI.

     (g) Represents an adjustment to depreciation of real estate owned as a result of recording the real estate assets of DPI at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 24 years. Buildings acquired in the Acquisition are being depreciated over 25 years and other depreciable assets over 5, 10 or 15 years depending on the useful life of the related asset.

<PAGE 34>

     Calculation of the fair value of depreciable real estate assets at June 30, 1997:

       Purchase price (see pro forma condensed
         combined balance sheet note (b)). . . . . . .    $ 685,060
       Less: Purchase price allocated to land. . . . .     (102,759)
       Pro forma basis of DPI's depreciable               ---------
         real estate assets recorded at fair value . .    $ 582,301
                                                          =========

     Calculation of depreciation of real estate owned for the six month ended June 30, 1997 and the year ended December 31, 1996 are as follows:

                                        Six Months Ended       Year Ended
                                         June 30, 1997      December 31, 1996
                                        ----------------    -----------------
  Depreciation expense based upon an
    estimated weighted average useful
    life of approximately 24 years. . . .    $ 12,138            $ 24,276
  Less: Historical depreciation of DPI. .     (11,278)            (22,888)
                                             --------            --------
  Pro forma adjustment. . . . . . . . . .    $    860            $  1,388
                                             ========            ========

     (h) Represents the elimination of DPI's provision for income taxes since the combined entity will operate as a REIT for Federal income tax purposes and, therefore, will not be subject to Federal income taxes.

     (i)  Represents the preferred distributions on the Preferred
Units issued in connection with the Acquisition (see note (b) of the pro forma condensed combined balance sheet).

     (j) Represents 10,323 Common Convertible Equity Securities which were issued in connection with the Acquisition and which are exchangeable for one share of Common Stock (see note (b) of the pro forma condensed combined balance sheet).

     (k) Although not presented as pro forma adjustments because they do not meet the criteria for such presentation, management anticipates that the combination of the Company and DPI will create property operational savings, as well as significant administrative cost savings, of approximately $5,000 in the first full year of operations.

<PAGE 35>

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                WALDEN RESIDENTIAL PROPERTIES, INC.

                                By:    / s /  Mark S. Dillinger
                                       ------------------------
                                       Mark S. Dillinger
                                       Executive Vice President,
                                       Chief Financial Officer and Director
                                       (Principal Financing and
                                       Accounting Officer)

                                Date:  October 16, 1997
                                       ------------------------